Exhibit 99.1

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archcapgroup.com

PRESS RELEASE

ARCH CAPITAL GROUP LTD. ANNOUNCES
JOHN PASQUESI TO SUCCEED CONSTANTINE IORDANOU
AS CHAIRMAN OF THE BOARD OF DIRECTORS IN SEPTEMBER 2019

PEMBROKE, BERMUDA, March 21, 2019 — Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that John Pasquesi will succeed Constantine “Dinos” Iordanou as Chairman of its Board of Directors in September upon the completion of Mr. Iordanou’s term.
Mr. Pasquesi is currently Lead Director of the Board of Directors and has been a member of the Board and Vice Chairman since 2001. Mr. Pasquesi is the managing member of Otter Capital LLC, a private equity investment firm he founded in January 2001. Prior to Otter Capital, Mr. Pasquesi was a managing director of Hellman & Friedman LLC.
Mr. Iordanou joined Arch in 2002 to create its insurance segment and went on to serve as Chief Executive Officer of the company from August 2003 until March 2018, when current CEO Marc Grandisson assumed the role as part of a planned succession.
Mr. Pasquesi said, “Dinos was instrumental in developing Arch into a highly profitable company with a worldwide insurance, reinsurance and mortgage insurance presence. The Board and I want to recognize all he did to establish Arch as a leader in the insurance industry and to develop the generation of managerial talent that is currently leading the business. We have great respect and admiration for Dinos both as a leader and as a person.”
Mr. Pasquesi added, “We have successfully completed the CEO transition process, and I look forward to continuing to work with the rest of the Board, Marc and the existing management team to help sustain Arch’s future growth.”

ACGL President and CEO Marc Grandisson said, “I want to thank Dinos for his significant contributions in making Arch such a successful company. I am grateful to have had the opportunity to learn from and work with him for nearly twenty years. I look forward to ongoing engagement with our Board of Directors under John’s leadership as we continue to help our clients, employees, investors and communities achieve their greatest potential.”
Arch Capital Group Ltd., a Bermuda-based company with approximately $11.17 billion in capital at December 31, 2018, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward—looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
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Contact:
Arch Capital Group Ltd.
François Morin
(441) 278-9250

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